Exhibit 99.1

153 East 53rd Street, 31st Floor, New York, NY 10022-4611 • p212 223-4000 • f212 223-4134

Jeffrey W. Pagano

jpagano@crowell.com

September 5, 2008

VIA EMAIL & HAND DELIVERY

Faun M. Phillipson, Esq.

Phillipson & Uretsky, LLP

111 Broadway, 8th Floor

New York, NY 10006

Re:	NOTICE OF RESIGNATION

Dear Ms. Phillipson:

We are counsel to Ms. Stephanie Hirsch (“Ms. Hirsch”), President and Secretary of INCA Designs, Inc., and a party to an Employment Agreement with INCA Designs, Inc., (“Company”) effective as of May 21, 2007 (“Agreement”). By this letter, and pursuant to Sections 5(d) and 19 of the Agreement; we, on behalf of Ms. Hirsch, hereby give notice of Ms. Hirsch’s termination of her employment with the Company and resignation from her positions as President and Secretary of the Company, effective immediately. Our client reserves all of her rights at law or in equity.

Very truly yours,

/s/ Jeffrey W. Pagano
Jeffrey W. Pagano

Cc:	INCA Designs, Inc. (via hand delivery)
Joel Schneider, Esq, (via overnight mail)
Jonathan Uretsky, Esq. (via hand delivery)

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